University of Miami Material Transfer Agreement - Receiving

To:

Recipient: Claes Wahlestedt
Recipient's Phone: (305) 243-7694
Recipient Organization: University of Miami
Recipient Organization's Phone: (305) 243-5689
Recipient Organization's Address: 1320 S. Dixie Highway, Gables One Tower #650, Locator Code 2960, Coral Gables, FL 33146

From:

Providing Scientist:
Providing Scientist's Phone:
Providing Organization: Jupiter Orphan Therapeutics
Providing Organization's Phone: (561) 308-7780
Providing Organization's Address: 601 Heritage Drive, Jupiter, FL 33477

"Agreement" shall mean: University of Miami Material Transfer Agreement - Receiving.

"Material" shall mean: JOTROL.

"Party" and "Parties" shall mean: party/parties to this Agreement.

"Effective Date" shall mean: April 5, 2017.

In response to Recipient's request for the above-identified Material, Providing Organization requests that Recipient and Recipient Organization agree to the following before receipt of the Material:

1. The above Material is the property of the Providing Organization. For purposes of this Agreement, the Material shall mean the original material and any progeny and/or derivatives thereof.

2. The Material will be used solely for the academic, noncommercial research or evaluation purposes of evaluating JOTROL activity in some models with a view toward publishing the results.

3. Recipient and Recipient Organization agree that the Material is confidential in nature and agree not to disclose the Material and/or information about the Material to any third parties without prior written permission except as the Material and/or such information: (a) was known by the Recipient at the time of disclosure as demonstrated by competent evidence; (b) becomes part of the public domain, except by breach of this Agreement by Recipient; (c) is rightfully received by Recipient from a third party without an obligation of confidence to Providing Organization; (d) is independently developed by Recipient's personnel as demonstrated by competent evidence; or (e) is required to be disclosed pursuant to proper governmental or judicial process.

4. The Material will not be further distributed to any party not under the direct supervision of the Recipient without prior written permission of the Providing Organization.

5. Recipient and Recipient Organization agree to acknowledge the source of the Material in any publications reporting on use of the Material and to notify Providing Organization of such publication at least thirty (30) days prior to submission of manuscript for publication so that Providing Organization may review such publication for confidential information.

6. The Material is experimental in nature and IS PROVIDED AS IS. THE PROVIDER AND PROVIDING ORGANIZATION HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF OWNERSHIP, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7. Recipient and Recipient Organization agree to assume all liability for damages which arise from Recipient and/or Recipient Organization's use, storage, or disposal of the Material. Recipient and Recipient Organization shall hold the Providing Organization, its Trustees and employees harmless from any loss, claim, damage, or liability which may arise from or in connection with this Agreement or the use, handling, storage, or disposition of the Materials.

8. Recipient and Recipient Organization agree that in vivo human use of the Material is prohibited.

9. Recipient and Recipient Organization agree that the Material will not be used for commercial purposes.

10. Any product, invention, discovery or new use arising out of or developed by Recipient Organization, whether patentable or not, using the Material shall be owned by Providing Organization, subject to any rights the U.S. Government may have to any product, invention, discovery, or new use that is funded by the U.S. Government.

11. Recipient and Recipient Organization agree to use the Material in compliance with all applicable statutes and regulations.

12. In the event a new invention is conceived and/or reduced to practice during the performance of the research, the Parties agree to withhold the publication for a period of 90 days to allow the Parties to this Agreement appropriate time to prepare and file a patent application.

13. The terms of this Agreement shall expire two (2) years from the Effective Date. Either Party may terminate this Agreement upon thirty (30) day's written notice. Upon termination, Recipient and Recipient Organization agree to return or destroy the Material, at the Providing Organization's request.

14. All disclosures of Material by Providing Organization to Recipient Organization shall be considered proprietary and confidential as set forth in Paragraph 3. of this Agreement. Recipient Organization shall maintain the Material in confidence for a period of five (5) years from the Effective Date of this Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

Facsimile signatures are deemed equivalent to original signatures for the purposes of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year written following their respective signatures.

University of Miami:

Signature: /s/ Jill Frazier Tincher 4/18/17
(date)

Printed Name: Jill Frazier Tincher, MBA, CRA
Printed Title: Executive Director

Jupiter Orphan Therapeutics:

Signature: /s/ Christer Rosén 4/20/2017
(date)

Printed Name: Christer Rosén
Printed Title: Chairman & CEO